Mr. Checkout® DISTRIBUTORS

Product Placement Blitz Agreement

THIS CONSULTING SERVICES AGREEMENT (this "Agreement"), is made and entered into

July 16, 2015 ____________ (Date), by and between:

FLASR, INC ____

Peachtree Street NE suite #3650 Atlanta GA 30309
Phone 404.965.3761 Email- everett@flasr.com ____________________

(Include company, address, phone , email)

("Client") and MR. CHECKOUT DISTRIBUTORS, INC., a Florida corporation

("Mr. Checkout"), located at 1650 SW 22nd Ave. Circle, Boca Raton, FL 33486.

Mr. Checkout Distributors Inc. will place

FLASR ______________________________(product name) in 2500 locations

In 11 (PER AGREEMENT)______________(states) within a 2 month period after receiving the product; to be shipped in four separate 625-store waves. A full refund of the $35.00 per store fee will be returned with the product if the blitz is unable to be placed in the remaining stores. Photos & report will be received by the Client within 30 days after placement is complete.

Mr. Checkout® DISTRIBUTORS

WHEREAS, Client is a wholesale supplier of Products and Mr. Checkout is a company with expertise in the promotion, marketing and sale of the Products into retail channels of trade located in the United States;

WHEREAS Client desires to assure itself of the Services (as defined herein) of Mr. Checkout to enhance the sales of its Products for the Term (as defined herein) of this Agreement and Mr. Checkout is willing to provide such Services to Client on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound, hereby agree as follows:

1. Appointment; Duties. Client hereby appoints Mr. Checkout on a non-exclusive basis for the Services (as hereinafter defined) and Mr. Checkout hereby accepts such appointment. Any and all duties of the Mr. Checkout set forth herein shall be collectively referred to herein as the "Services". Mr. Checkout shall use its best efforts to the promotion of the sale and use of Client's Products and to the marketing thereof through the Mr. Checkout Distribution Group (the "Distributors" or singularly, the "Distributor").

Moreover, Mr. Checkout will promote Client's Products defined as

FLASR ____________________ (product name).

In addition to the basic information of the specific Retail Location, Mr. Checkout shall deliver to Client a photo in digital Excel database format of each Product delivered and displayed in each retail location. An allowance of up to ten percent of the total locations is provided for technical errors and missing data. Retail locations may be called at random to confirm placement but shall not be called to solicit business unless approved by Distributor. Mr. Checkout shall maintain frequent contact with Client, either via telephone, e-mail or other acceptable means of communications to discuss the performance of the services. Mr. Checkout's sole authority shall be to promote and market the Products in accordance with the terms of this Agreement. Any and all of the purchase orders shall be placed directly by the Distributors to Client, subject to terms and conditions to be entered into by and between Client and each one of the Distributors. Client reserves the right to reject any order placed, and/or to limit quantities on any order. Client agrees to provide Mr. Checkout with such information, advice and other assistance in matters relating to the marketing and distribution of the Products as may be reasonably required to enable Mr. Checkout to carry out effectively its obligations.

2. Independent Contractor. For purposes of this Agreement, each party shall be and act as an independent contractor. Mr. Checkout is an independent contractor, and nothing contained in this Agreement shall be construed to constitute the parties as partners, joint-venturers, co-owners or otherwise, or allow Mr. Checkout to create or assume any obligation on behalf of Client for any purpose whatsoever. Except as otherwise provided in this Agreement, all financial and other obligations associated with Mr. Checkout's business are the sole responsibility of Mr. Checkout.

3. Compensation. During the Term of this Agreement, unless earlier terminated pursuant to the terms of this Agreement, Client shall pay Mr. Checkout in the following manner:

Mr. Checkout® DISTRIBUTORS

(a) Client will pay a one-time charge of $35 for each Product Display delivered to and merchandised to each Retail Store Location during the Blitz. Each Retail Store Location shall receive 1 (one) free Product Display. The value of the free Product Display is the discrepancy of the Client.

(b) Payment will be made in full for all Retail Store Locations contracted for the Blitz: Upon each confirmed shipment of 625 displays to Mr. Checkout distributors, FLASR will generate a check for $21,875. This will continue every two weeks until the total of 2500 retail locations have been achieved. Company check accepted. Payable to: Mr. Checkout Distributors Inc.

4. Trademarks and Tradenames. During the Term of this Agreement, as hereinafter defined, Mr. Checkout shall have the right to indicate to the public that it is an authorized representative of Client's Products and to advertise such Products under the trademarks, marks, and trade names that Client may adopt from time to time ("Client's Trademarks"). Nothing herein shall grant Mr. Checkout any right, title, or interest in Client's Trademarks. At no time during or after the term of this Agreement shall Mr. Checkout challenge or assist others to challenge Client's Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of Client. Client indemnifies Mr. Checkout for all use of Client's Trademarks.

5. Warranties/Liabilities/Indemnification.

(a) Warranties: Mr. Checkout hereby warrants and represents that (i) it has the experience, staff, skill and authority to perform its obligations hereunder; (ii) it shall comply with all applicable federal, state and local laws, rules, regulations, codes and orders of any public, quasi-public or other governmental authority; (iii) it has obtained all licenses and permits required to observe and perform the terms covenants, conditions and other provisions on its part to be observed or performed under this Agreement.

(b) Indemnification: Each party (the "Indemnifying Party") agrees to defend, indemnify, and hold harmless the other party (the "Indemnified Party"), and their respective employees, officers, affiliates, and agents harmless from and against all claims of and liability to third parties, including, without limitation, all employees of Client and Mr. Checkout for injury to or death of any person or damage or destruction of any property arising out of or in connection with the indemnifying party's negligent performance of its obligations under this Agreement. The Indemnifying Party shall defend all suits brought upon such claims and shall bear all costs and expense incidental thereto (including reasonable attorneys' fees); but Indemnified Party shall have the right, at its option, to participate at its own expense in the defense of any such suit without relieving the Indemnifying Party of any obligation hereunder.

6. Term. This Agreement shall commence on the date hereof and remain in effect for one year (the "Initial Term"). Thereafter, this Agreement may be renewed for successive one (1) year terms provided that both parties sign an extension for each such additional one (1) year term ("Renewal Term"). The Initial Term and any Renewal Term shall collectively be referred to herein as the "Term." Either party may terminate this Agreement at any time with written notice of termination of not less than thirty (30) days.

7. Limitation on Liability. In the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of the termination for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of Client or Mr.

Mr. Checkout® DISTRIBUTORS

Checkout. Client's sole liability under the terms of this Agreement shall be for any unpaid commissions under Section 4.

8. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to Mr. Checkout or to Client at their place of business listed herein, or to such officer or address as the Client shall notify Mr. Checkout.

9. Waiver. The failure of any party at any time to enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any provisions hereof or the right of any party hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such waiver is sought; and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive and procedural laws of the State of Florida without regard to conflict of laws principles.

11. Attorneys' Fees. In the event any adversarial legal action arises between any of the parties as a result of this Agreement, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs incurred in all pre-trial, trial and appellate proceedings.

12. Entire Agreement. This instrument contains the entire agreement of the parties. It may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

13. Jurisdiction and Venue. The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally:

(a) agrees that any suit, action or legal proceeding must be brought in Orange County, Florida;

(b) consents to the jurisdiction of such court in any suit, action or proceeding;

(c) waives any objection which it may have to the laying of venue of any suit, action or proceeding in any of such courts; and

(d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in the State of Florida.

14. Waiver of Jury Trial. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEN MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH.

Mr. Checkout® DISTRIBUTORS

15. Counterparts; Facsimile Execution. For purposes of executing this Agreement, a document signed and transmitted by facsimile machine or telecopier shall be treated as an original document. The signature of any party thereon shall be considered as an original signature and the document transmitted shall be considered to have the same binding legal effect as if it were the signed original. At the request of either party, any facsimile or telecopy document shall be re-executed by both parties in original form. No party hereto may raise the use of facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment executed in compliance with this Section.

16. Amendment. This Agreement may not be amended or modified except by an instrument in writing executed by all of the parties hereto.

17. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, successors and valid assigns, it being expressly understood that this Agreement may not be assigned by Mr. Checkout without the prior written consent of Client.

18. Severability. All of the provisions of this Agreement are intended to be distinct and severable. If any provision of this Agreement is or is declared to be invalid or unenforceable in any jurisdiction, it shall be ineffective in such jurisdiction only to the extent of such invalidity or unenforceability. Such invalidity or unenforceability shall not affect either the balance of such provision, to the extent it is not invalid or unenforceable, or the remaining provisions hereof, nor render invalid or unenforceable such provision in any other jurisdiction.

Mr. Checkout® DISTRIBUTORS

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first hereinabove written.

MR. CHECKOUT:MR. CHECKOUT DISTRIBUTORS, INC.a Florida corporation

By: ______________________________

Joel A. Goldstein, President

CLIENT:

____

FLASR, INC

By: ______________________________

Everett M Dickson, CEO

____